[GRAPHIC  OMITED]

Sangui  BioTech,  Inc.
1508  Brookhollow  Drive,  Suite  354
Santa  Ana,  California  92705  USA
714-429-7807  (Voice)
714-429-7808  (Fax)
e-mail:  sangui@earthlink.net


                             STOCK OPTION AGREEMENT

     This Stock Option Agreement (the "Agreement") is entered into effective as of October 13, 2000, by and between SANGUI BIOTECH INTERNATIONAL, INC., a Colorado corporation (the "Company"), and Prof. Wolfgang Barnikol, M.D., Ph.D. (the "Optionee").


                                    RECITALS
                                    --------

     A. The Company desires to give opportunity to the Optionee to purchase certain shares of Company's common stock. The Company acknowledges Optionee's assignment of all his related patents to the Company.

     B. The Optionee desires to accept an option to purchase the number of shares set forth below (the "Option"), during the period and at the exercise price specified below, subject to and upon the following terms and conditions.



                                    AGREEMENT
                                    ---------

     1.     General.     As  used  in  this Agreement, the following terms shall
            --------
have  the  following  meanings:

          (a)     Optionee:     Prof.  Wolfgang  Barnikol,  M.D.,  Ph.D.

          (b)     Date  of  grant:     April,  ___,  1999

          (c)     Number  of  shares  optioned:     3,000,000

          (d)     Option  exercise  price  per  share:     U.S.  $0.01

          (e)     Option  termination  date:     June  30,  2009


     2.     Vesting of Option.     This option shall become exercisable upon the
            ------------------
date, on which an auditor's report will be issued that confirms the Company's economical feasibility. The Company shall be deemed economical feasible on the day, on which the Company has finished the development either of the long-term implantable glucose sensor or of the artificial oxygen carrier for one of its main applications, and the Company receives regulatory approval to market such product in one of the major markets as United States, Germany or Singapore. The Option may be exercised at one time or time by time, for all or any portion of optioned number of shares at any time until expiration or earlier termination of this Option.

     3.     Restrictions  on  Exercise.     The following provisions shall apply
            ---------------------------
to  the  exercise  of  this  Option:

          (a)     Termination  of  Continuous Status as an Employee.          In
                  --------------------------------------------------
the event of termination of Optionee's continuous status as an employee or Officer or Director of the Company or its subsidiaries for any other reason than Optionee's death or disability, or mutually agreement, or retirement forced by law, Optionee may only exercise the Option within six (6) months from the earlier of the date of such termination or the date the Company's economical feasibility is confirmed.

          (b)     Disability  of  Optionee.          In the event of termination
                  -------------------------
of Optionee's continuous status as an employee or Officer or Director of the Company or its subsidiaries as a result of Optionee's disability, the Optionee may only exercise the Option within six (6) months from the earlier of the date of such termination or the date the Company's economical feasibility is confirmed.

     (c)     Death  of  Optionee.     In  the event of termination of Optionee's
             --------------------
continuous status as an employee or Officer or Director of the Company or its subsidiaries as a result of Optionee's death, the Option may only be exercised within six (6) months following the earlier of the date of death or the date the Company's economical feasibility is confirmed by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance.

          (d)     Limitations.     Under  no  circumstances  shall  the  Option
                  ------------
become exercisable under this section 3 after June 30, 2009. Upon the earlier of the expiration of any limited exercise period under this section 3 or June 30, 2009, the Option shall terminate and cease to be exercisable.

          (e)     Immediate  Termination.     Should  (i)  the  Optionee's
                  -----------------------
continuous status as an employee or Officer or Director of the Company or its subsidiaries be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Company, then in any such event this Option shall terminate immediately and cease to be exercisable.


4.     Option  Adjustments
       -------------------

     (a)     Change  in  Capitalization.     If the outstanding shares of Common
             ---------------------------
Stock of the Company are increased, decreased, changed into or exchanged for a different number of kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon authorization by the Board of Directors of the Company (the "Board") an appropriate and proportionate adjustment shall be made in the number or kind of shares, and the per-share option price thereof, which may be issued to Optionee under the Option; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Board determines that such adjustment may result in the receipt of federal taxable income to the Optionee or the holders of Common Stock or other classes of the Company's securities.

     (b)     Corporate Reorganizations.     Upon the occurrence of a Terminating
             --------------------------
Transaction,  as  defined  below,  as  of the effective date of such Terminating
Transaction, the Option (whether or not vested) shall terminate unless (i) provision is made in writing in connection with such transaction for the assumption of such Option, or for the substitution for such Option of new options covering the securities of a successor corporation or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event such Option shall continue or be replaced, as the case may be, in the manner and under the terms so provided, or (ii) the Board otherwise shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the Option (whether or not vested), including without limitation providing for the cancellation of the Option and its automatic conversion into the right to receive the securities or other properties which a holder of the shares underlying the Option would have been entitled to receive upon such Terminating Transaction had such shares been issued and outstanding (net of the appropriate option exercise price). If, pursuant to the foregoing provisions of this paragraph (b), the Option shall terminate by reason of the occurrence of a Terminating Transaction without provision for any of the action(s) described in clause (i) or (ii) hereof, then Optionee shall have the right, at such time immediately prior to the consummation of the Terminating Transaction as the Board shall designate, to exercise his Option to the full extent not theretofore exercised. "Terminating Transaction" shall mean any of the following events: (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company with one or more other companies (except with respect to a transaction, the purpose of which is to change the domicile or name of the Company), as a result of which the Company goes out of existence or becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own, directly or indirectly, fifty percent (50%) or more of the aggregate voting power of all outstanding equity securities of the Company); or (c) a sale of all or substantially all of the Company's assets.

     5.     Option  Not  Transferable.     This Option may not be sold, pledged,
            --------------------------
hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily by operation of law, other than by will or the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by such Optionee.

     6.     No  Rights  in  Shares Before Issuance and Delivery.     Neither the
            ----------------------------------------------------
Optionee, his estate nor his transferees by will or the laws of descent and distribution shall be, or have any rights or privileges of, a shareholder of the Company with respect to any shares issuable upon exercise of the Option unless and until certificates representing such shares shall have been issued and delivered notwithstanding exercise of the Option. No adjustments will be made for a dividend or other rights where the record date is prior to the date such stock certificates are issued, except as provided in Section 4.

     7.     Taxes.          The  Board  shall make such provisions and take such
            ------
steps
as it deems necessary or appropriate for the withholding of any federal, state, local and other tax required by law to be withheld with respect to the grant or exercise of the Option, including, without limitation, the deduction of the amount of any such withholding tax from any compensation or other amounts payable to Optionee by the Company, or requiring Optionee (or the Optionee's beneficiary or legal representative) as a condition of granting or exercising the Option to pay to the Company any amount require to be withheld, or to execute such other documents as the Board deems necessary or desirable in connection with the satisfaction of any applicable withholding obligation. Optionee acknowledges that he has been advised to consult with a competent tax advisor regarding the applicable tax consequences relating to the receipt or exercise of the Option.

          8.     Exercise  of  Option.     This  Option  may be exercised at any
                 ---------------------
time as to all or any portions of the number of optioned shares, except that it may not be exercised for a fraction of a share. This Option shall be exercisable by written notice (in a form designated by the Company) which shall state the election to exercise the Option, the number of shares in respect of which the Option is being exercised, and such other representations and warranties of Optionee as may be required by the Company pursuant to Section 9. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the President or Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the exercise price in cash.

          9.     Certain  Representations  and Warranties.     By accepting this
                 -----------------------------------------
Option,  the  Optionee  represents  and  agrees:

     (i) that Optionee shall accept as binding and final all decisions or interpretations of the Board upon any question arising under this Agreement;

     (ii) that Optionee understands that this Option and any share purchased upon its exercise are securities, the issuance of which requires compliance with federal, state and other applicable securities laws;

     (iii) that Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and acknowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for sale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

(iv) that Optionee acknowledges and understands that the securities constitute "restricted securities" under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register such securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable securities laws;

(v) as a condition to the exercise of any portion of the Option, the Company may require the person exercising such Option to make any representation and/or warranty to the Company as may, in the judgement of counsel to the Company, be required by any applicable law or regulation, including, but not limited to a representation and warranty that the shares are being required only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act, or any other applicable law, regulation or rule of any governmental agency; and

(vi) that no certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or any regulatory body having jurisdiction over the Company. The Company shall be required to proceed with due diligence and to take any reasonable action required by the Company to be taken in order to qualify the issuance, to the Optionee, of all shares subject to the terms of this Agreement. The inability of the Company to obtain any required permits, authorizations, or approvals necessary for the lawful issuance and sale of the shares pursuant hereto on terms deemed reasonable by the Board shall relieve the Company and the Board of any liability in respect of the non-issuance or sale of such shares as to which such requisite permits, authorizations or approvals shall not have been obtained.

          10.     No Employment Rights     Optionee acknowledges and agrees that
                  --------------------
this Option, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute and express or implied promise of continued engagement as an employee, Officer or Director of the Company or its subsidiaries for the vesting period, for any period, or at all, and shall not interfere with Optionee's right or the Company's right to terminate Optionee's employment at any time, with or without cause. The Company shall have the right to deal with the Optionee in the same manner as if this Agreement did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of employment of Optionee. Any disputes as to whether and when there has been a termination of Optionee'' employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Agreement shall be determined by the Board in its sole direction, and the Board's determination thereof shall be final and binding.

     11.     Agreement  Binding  on  Successor.     The  terms of this Agreement
             ----------------------------------
shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Optionee.

12.     Costs  of  Litigation.     In  any action at law or in equity to enforce
        ----------------------
any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and attorneys' fees reasonably incurred by the successful party or parties (including, without limitation costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys' fees shall be included as part of the judgment.

     13.     Necessary  Acts.     The  Optionee  agrees  to perform all acts and
             ----------------
execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including, but not limited to, all acts and documents related to compliance with federal and/or state securities and/or tax laws.

     14.     Invalid  Provisions.     In  the  event  that any provision of this
             --------------------
Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and/or unenforceable provision was not contained herein.

     15.     Notices.     Any  notice  to  be  given  to  the  Company  shall be
             --------
addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Optionee shall be addressed to Optionee at the address given beneath hi signature hereto or at such other address as the Optionee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United State Postal Service.

     16.     Entire  Agreement.     This  Agreement  constitutes  the  entire
             ------------------
agreement among the parties pertaining to the subject matter hereof and Optionee's rights to an equity interest in the Company and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement takes the place of the Option Agreement of June 7, 1997 and of the Option Agreement as of April ,1999, which both become null and void upon effectiveness of this Agreement. The Agreement of October 29, 1996 between the parties pertaining to Royalties in exchange to the assignment of Optionee's patents to the Company is hereby unaffected.

     17.     Laws  Applicable  to  Construction.     This  Agreement  has  been
             -----------------------------------
executed and delivered by the Company in the State of California and this Agreement shall be construed and enforced in accordance with the laws of said State.

     IN WITNESS WHEREOF, the Company gas granted this Option on the date of grant specified above.



     Sangui  BioTech  International, Inc.          Prof. Wolfgang Barnikol, M.D.
and  Ph.D.


     Date:                              Date:     3  November  1999
                                                  -----------------


     By: /S?                                      /S?


Joerg  Alte                                       Wolfgang  Barnikol
President  and  CEO